As filed with the Securities and Exchange Commission on December 1, 1995
                                                     Registration No. 33-67318

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          BRINKER INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                                      75-1914582
(State of incorporation)              (I.R.S. employer identification number)

                               6820 LBJ Freeway
                             Dallas, Texas  75240
                                 214-980-9917
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                               Debra L. Smithart
                           Executive Vice President
                          Brinker International, Inc.
                               6820 LBJ Freeway
                             Dallas, Texas  75240
                                 214-980-9917
    (Name, address including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:

Roger F. Thomson                                      Bruce H. Hallett
Executive Vice President and General Counsel          Crouch  & Hallett, L.L.P.
6820 LBJ Freeway                                      717 N. Harwood Street
Dallas, Texas  75240                                  Suite 1400
214-980-9917                                          Dallas, Texas 75201
                                                      214-953-0053


      Approximate date of  commencement of proposed sale  to the public:   Not
applicable.

      If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


      The registrant hereby withdraws the effectiveness of this registration statement. The registrant believes that all of the shares registered under this registration statement have been sold or, if shares remain unsold, such shares are eligible for resale under Rule 144 of the Securities Act of 1933, as amended.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and the State of Texas, on the 30th day of November, 1995.

                                BRINKER INTERNATIONAL, INC.




                                By: /Debra L. Smithart
                                   Debra L. Smithart, Executive Vice President
                                   and Chief Financial Officer



      Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to this Registration Statement has been signed below by the following persons in the capacities indicated on November 30, 1995.

Signature                                                 Title


 /Ronald A. McDougall                      President, Chief Executive
Ronald A. McDougall                        Officer and Director
                                           (Principal Executive Officer)



 /Debra L. Smithart                        Executive Vice President, Chief
Debra L. Smithart                          Financial Officer and Director
                                           (Principal Financial and Accounting
                                           Officer)


 /Norman E. Brinker                         Chairman of the Board
Norman E. Brinker


 /F. Lane Cardwell, Jr.                     Director
F. Lane Cardwell, Jr.


 /Creed L. Ford, III                        Director
Creed L. Ford, III


                                            Director
Gerard V. Centioli


                                            Director
Jack W. Evans, Sr.


                                            Director
Rae F. Evans


 /J.M. Haggar, Jr.                          Director
J. M. Haggar, Jr.


                                            Director
J. Ira Harris


                                            Director
Frederick S. Humphries


                                            Director
James E. Oesterreicher


 /Roger T. Staubach                         Director
Roger T. Staubach